UNITED STATES
SECURITIES AND EXCHANGE COMMISSION



	Washington, D.C. 20549
	________________________________________



	FORM 8-K



	CURRENT REPORT
	PURSUANT TO SECTION 13 OR 15(d) OF THE
	SECURITIES EXCHANGE ACT OF 1934


	Date of Report (Date of earliest event reported) December 11, 1996


	THE MONTANA POWER COMPANY
	(Exact name of registrant as specified in its charter)


           Montana	  1-4566	    81-0170530
(State or other jurisdiction	(Commission	(IRS Employer
     of incorporation)	File Number)	Identification No.)


	40 East Broadway, Butte, Montana 59701
	(Address of principal executive offices) (zip code)

	Registrant's telephone number, including area code (406) 723-5421



ITEM 5. Other Events - Attached news release from Montana Power dated December 11, 1996

	MPC'S BOARD ANNOUNCES SUCCESSION PLAN

     BUTTE -- Directors of The Montana Power Company today announced that their long-term succession plan for leadership of the company calls for Robert P. Gannon to succeed Daniel T. Berube as chairman of the board and chief executive officer.
	Berube said today that he had informed MPC's board of directors that he plans to retire at the end of 1997, a year from now and less than a year before his required retirement.
	Berube said directors accepted his decision, and issued their statement of intention that Berube be succeeded by Robert P.
Gannon, the company's vice chairman and president.
	"The board's purpose in making this announcement is to clarify its intent about my successor, as a means of assisting in a smooth transition," the chairman said.
	"In businesses like ours, good practice is to develop a succession plan and make it public in anticipation of expected events," Berube said. "That's exactly what we're doing now. The board's intention is that Bob Gannon will become chief executive officer on July 1, 1997, and that he will become chairman of the board upon my retirement at the end of 1997. The board will take its final actions at appropriate times to meet these dates.
	"I believe Montana Power is fortunate to have a person of Bob's ability, who is prepared to step into this position. I'm pleased the board shares my confidence in planning to have Bob succeed me.
	"We have worked through a restructuring of this company," Berube said. "With much of the transition work now completed, the company will be directed by new leadership.
	"So it makes a great deal of sense to me that I complete my work over the next 12 months, so we make this change of leadership at the conclusion of the 1997 business year, which also is the calendar year," Berube said. "That's what I expressed to the board."
	Berube, 63, became Montana Power's chief executive officer on January 1, 1992, and became chairman of the board July 1, 1992.
	Gannon, 52, was named president of Montana Power on January 1, 1990, and became vice-chairman of the board January 23, 1996, with his primary responsibility to direct the company's restructuring.



SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


	                              THE MONTANA POWER COMPANY
		              (Registrant)

		By /s/ J.P. Pederson

		   J. P. Pederson
		   Vice President and Chief
				Financial and Information
				Officer

Dated:  December 11, 1996